GOLDENWAY PRECIOUS METALS LIMITED
CLIENT AGREEMENT

Rm 1209, China HK City Tower 1, TST, Kowloon, Hong Kong
Tel. No.: (852) 3719 9999 Fax No.: (852) 3719 9900 E-mail: cs@24k.hk

Risk Disclosure Statement

This statement does not disclose all risks and other major aspects of precious metals (including gold and silver). In view of such risks, Client should trade in precious metals only if it understands the nature of such trading and the level of its exposure to risks. Trading in precious metals is not suitable for ordinary investors. Client should consider whether trading is appropriate for it carefully based on its investment experience, purpose, financial condition, risk tolerance and other relevant factors. Before opening an account and beginning to trade, Client should seek advice from legal advisors or other professionals.

Risks Arising from Precious Metal Trading

1. "Leverage" effect

Precious metal transactions involve a high level of risk. Such transactions are 'leveraged', which means Client may control a transaction agreement of a very high amount with a very low amount of initial margin. Even a minor market variation may have a great impact on the funds which Client has deposited or will deposit: This may go for or against Client. Client may suffer a loss of its initial margin and any additional funds deposited with the Company to maintain its position. If the market goes against Client's position or its margin level is increased, Client may be unable to pay additional funds timely to maintain its position, its position may be closed forcibly and Client will be liable for any resulting losses.

2. Risk-reducing orders

Certain orders (e.g., "stop-loss" and "stop-limit" orders) intended to limit losses may not take effect or be executed at all. If an order is placed for stop-limit, there is no guarantee that the order will be executed at the limit or not executed at all. In addition, strategies using combinations of positions, such as spread and straddle positions, may be as risky as taking "long" or "short" positions simply.

Additional Risks Common to Precious Metal Trading

3. Terms and conditions of precious metal trading

Client must understand the terms and conditions of precious metal trading and the associated obligations.

4. Electronic trading

Trading through an electronic trading system may cause a delay in sending or receiving any Client instruction or other data, or in executing such instruction, and may render such instruction executed at a price different from that instructed. A failure or transmission interruption may also occur in the communication facilities. Client will be exposed to risks associated with the system, including hardware and software failures. Any system failure may render Client's order either not executed as Client instructs or not executed at all. Therefore, Client acknowledges and accepts that electronic transmission is not necessarily a reliable means of communication due to unexpected communication obstruction or any other reason, and Client must assume all risks of communication misunderstanding, mistake and the like.

5. Trading facilities

Most electronic trading facilities are supported by computer-based systems for the order placing, execution, matching, registration and clearing of transactions. Such systems are vulnerable to temporary failure. Client's ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house, etc. Such limits on liability may vary.

6. OTC transactions

In certain jurisdictions and in restricted circumstances only, companies are allowed to effect OTC transactions. A company with which Client deals may be Client's counterparty to the transaction. Goldenway Precious Metals Limited (hereinafter referred to as "GWPM") acts as a direct counterparty to Client in many precious metal transactions. GWPM has the right to refuse to accept or guarantee any order. Therefore, it may be difficult or impossible to close a position, to assess its value, to determine a fair price or to assess risks. For these reasons, such transactions may involve greater risks. OTC transactions may be less regulated or subject to a different regulatory system. Before starting such transactions, Client should get familiar with the applicable provisions and the relevant risks.

7. Suspension or restriction on trading and pricing relationships

Market conditions and/or the operating rules of certain markets (e.g., the suspension of trading in any precious metal due to "circuit breakers") may increase the risk of loss by making it difficult or impossible to close transactions or positions. Moreover, normal pricing relationships between the relevant assets and the precious metal may be inexistent. The lack of the reference price of the relevant assets would make it difficult to assess or determine a "fair" value.

8. Transactions in other jurisdictions

Transactions in other jurisdictional markets, including those related formally to the domestic market, may expose Client to other risks. Under the rules of such markets, investors may be subject to different or reduced protection. Client should enquire about the rules applicable to its transactions, and be aware of the remedies available in both its local jurisdiction and other relevant jurisdictions before trading.

9. Deposited cash and property

Client must acknowledge that entrusting money or any other property to GWPM or its representatives or trustees is risky. Client should get familiar with the protections available to money or other property deposited by Client for domestic and foreign transactions, especially in case of a corporate insolvency or bankruptcy. The extent to which Client may recover its money or property is governed by specific regulations or local rules or may be seriously delayed. This is a risk that Client should be ready to bear.

10. Commission and other charges

Before beginning to trade, Client should make clear of all commission, fees and other charges payable. These charges will affect Client's net profit (if any) or add to Client's losses. Client is aware that the precious metal account is not intended for deposits and has no interest income.

Referral disclosure

GWPM and Introducing Broker are wholly independent of each other, and GWPM does not regulate Introducing Broker's activities nor is it responsible for any statement made by Introducing Broker. Any direct agreement between GWPM and Introducing Broker does not create a partnership or joint venture relationship, so Introducing Broker is not a representative or employee of GWPM, and has no right to negotiate or take any other action on behalf of GWPM:

1. Client understands and agrees that if its account with GWPM is introduced by Introducing Broker, Introducing Broker shall have access to Client's personal information and other data related to transactions of Client's account with GWPM. Introducing Broker shall have the right to enter Client's account with GWPM, but shall not make any transaction with Client's account with GWPM, unless Client authorizes Introducing Broker to trade on behalf of Client in writing.

2. Client understands and acknowledges that GWPM may compensate Introducing Broker, and that such compensation may be paid on a per-transaction basis or otherwise. Such compensation may incur a markup beyond the ordinary spread received by Client.

GWPM further reserves the right to collect a commission and relevant charges from Client. In addition, Client shall have the right to be informed of the particulars of such spread fee, commission or charges accurately.

3. Client understands that GWPM shall be in no way responsible for Client funds handled by Introducing Broker or any third party as long as such funds are beyond the management, custody or control of GWPM.

4. Client understands that Introducing Broker or any other third party selling/providing any trading system, course, program, research or advice has no connection with GWPM, and such service is not regulated by any government agency. GWPM shall in no case be liable for any loss arising from Client's use of such information or advice.

5. Client hereby acknowledges and accepts all risks associated with trading in precious metals, and also understands that the use of any third party trading system, course or program, or any research or advice of Introducing Broker will not necessarily result in profits, avoid or limit losses.

6. Client acknowledges that neither GWPM nor Introducing Broker has made any promise on Client's future profits and losses. Client understands that trading in precious metals involves considerable risks. Client must read the above Risk Disclosure Statement carefully.

7. GWPM does not control and cannot endorse or vouch for the accuracy or completeness of any information or advice Client may have received or will receive from Introducing Broker or any other third party.

8. GWPM does not endorse or vouch for the services provided by Introducing Broker. Since Introducing Broker is not an employee of GWPM, Client is obligated to perform due diligence on Introducing Broker before receiving its services.

Notice to Clients

This agreement is legally binding. Please read it carefully.

This is a legal contract between GWPM, a limited liability company organized under the laws of the Hong Kong Special Administrative Region, including its successors and assigns, and the party entering into this document (hereinafter referred to as "Client").

In respect of opening an account to speculate, purchase and/or sell precious metals through OTC precious metal markets (hereinafter referred to as "OTCGOLD") with GWPM, Client acknowledges that it has understood the following factors concerning leveraged OTCGOLD trading, as well as the Risk Disclosure Statement that has been provided to it above.

1. Trading in OTCGOLD is suitable only for specialized institutions or experienced investors that can financially afford losses that may exceed the value of margins or deposits substantially.

2. The OTCGOLD business does not require open outcry. Though quotations or prices are offered by many computer-based systems in many places, such quotations and prices may vary due to market liquidity. Many electronic trading facilities are supported by computer-based systems for the order placing, execution or matching of transactions, and are vulnerable to temporary system failure. Client's ability to recover certain losses may be subject to limits on liability imposed by the system provider, the bank and/or any other financial institution. Such limits on liability may vary.

3. On the OTCGOLD market, companies are not limited to effecting OTC transactions only, so GWPM may be a counterparty to Client in many precious metal transactions. It may be difficult or impossible to close a position, to assess its value, to determine a fair price or to assess risks. For these reasons, such transactions may involve greater risks. OTC transactions may be less regulated or subject to a different regulatory system. Before starting such transactions, Client should get familiar with the applicable provisions and the relevant risks.

4. If Client trades on any electronic trading system, it will be exposed to risks associated with such system including hardware and software failures. Any system failure may render Client's order either not executed as Client instructs or not executed at all.

Disclaimers:

(i) Internet failures

Since the operation of the Internet is beyond GWPM's control, GWPM is unable to control the reception or routing of signals via the Internet, the configuration of Client's equipment or the reliability of its connection, and GWPM is not responsible for communication failures, distortions or delays in case of trading via the Internet.

(ii) Market risks and online trading

Trading in precious metals involves considerable risks that are not suitable for all investors. See the Risk Disclosure Statement and this Agreement for more information on risks. Trading online, however convenient or efficient it might be, does not necessarily reduce risks associated with precious metal trading. Therefore, Client should be ready to bear such risks before trading.

(iii) Password protection

Client must keep passwords confidential and ensure that no third party can have access to its trading facilities. Client agrees to be responsible practically for any instruction received by e-mail or via the electronic trading platform or any instruction sent to GWPM by e-mail, via the electronic trading platform, by telephone or in writing that is identified with Client's password or its signature and account number, even if it were sent by a third party, and believed to be apparently authorized by Client at GWPM's discretion. GWPM has no responsibility for further enquiry into such apparent authority and no liability for the consequences of any action or omission of GWPM in reliance upon such instruction or apparent authority. Client will be responsible solely for the confidentiality, security and use of its passwords.

(iv) Quoting errors

If any quoting and/or execution error occurs, which may include, without limitation, a dealer's mistype of a quote, a quote not representative of international market prices, any wrong quote (such as one due to failure of hardware, software or communication lines or systems or inaccurate external data provided by the third party), GWPM will not be liable for any resulting error in account balances. In addition, orders must be placed with sufficient time to execute, and for the system to calculate required margins. The execution of orders placed too close to market prices, which may trigger other orders (for all order types) or a margin alert, cannot be guaranteed. GWPM will not be liable for the resulting margin alert, account balance and/or account position because the system has not been given sufficient time to execute or calculate accordingly. The above is not intended to be an exhaustive list and in case of a quoting or execution error, GWPM reserves the right to make necessary corrections or adjustments to the account involved. Any dispute arising from such quoting or execution error will be resolved by GWPM at its sole discretion. Client agrees to indemnify and hold GWPM harmless from all resulting losses, damages or liabilities.

(v) Arbitrage

Internet, connectivity delays, and quoting errors may sometimes render that the prices displayed on GWPM's trading platform are unable to reflect the market rates accurately. "Arbitrage" and "scalping", or taking advantage of such Internet delays, cannot exist in an OTC market where Client deals directly with the market maker. GWPM does not permit the practice of arbitrage on its trading platform. Transactions that rely upon arbitrage opportunities arising from price latency may be cancelled. GWPM reserves the right to make necessary corrections or adjustments to the account involved. Accounts that rely upon arbitrage strategies may be subject to dealer intervention or approval of any order and/or termination of Client's account at GWPM's sole discretion without prior notice to Client. Any dispute arising from such arbitrage and/or price manipulation will be resolved by GWPM at its sole discretion. GWPM reserves the right to freeze Client withdrawals until such issue is fully resolved. Any action or resolution stated herein will not prejudice or waive any right or remedy that GWPM may have against Client and its employees.

(vi) Price, execution and platform manipulation

GWPM prohibits any form of manipulation of its prices, execution and platform strictly. GWPM reserves the right to investigate and review any account suspected of manipulation and withhold funds suspected of being derived from such activity. GWPM reserves the right to make necessary corrections or adjustments to the account involved. Accounts that are suspected of manipulation may be subject to dealer intervention or approval of any order and/or termination of Client's account at GWPM's sole discretion. Any dispute arising from such arbitrage and/or price manipulation will be resolved by GWPM at its sole discretion. GWPM may report such incidents to any competent regulatory and law enforcement agency at its sole discretion. Any action or resolution stated herein will not prejudice or waive any right or remedy that GWPM may have against Client and its employees.

5. Client acknowledges that the purchase or sale of any precious metal involves delivery to the extent that its account is credited with each spot transaction.

6. There is no guarantee to the creditworthiness of the counterparty of Client. GWPM will make every effort to deal with reputable, creditworthy institutions and clearing houses. There may also be certain cases in which trading liquidity drops ceasing trading in a certain currency, thereby preventing the closing of a deficient position that may cause substantial losses to Client.

7. GWPM's margin policy may require Client to provide additional funds to properly maintain its margin account and that Client is obligated to meet such margin requirements, otherwise any open position may be closed automatically with a corresponding loss. GWPM also reserves the right to refuse to accept any order or provide a market offset.

8. GWPM does not control or warrant the accuracy or completeness of any information or advice Client may receive from anyone not employed by GWPM (hereinafter referred to as "third party") concerning precious metals, and GWPM will in no way be liable for any loss to Client resulting from the use of such information or advice.

9. If Client grants trading authority or control over its account to a third party, whether on a discretionary basis or not, GWPM will in no way be responsible for Client's choice. GWPM makes no representation or warranty as to such third party; GWPM will not be responsible for any loss to Client resulting from such third party's actions. If Client gives any third party authority or control over its account, it does so at its own risk.

10. Client shall fully observe the local laws and regulations including the acquisition of any governmental or other regulatory approvals that may be needed to observe any other formalities required in such territory or jurisdiction and to pay any applicable taxes, duties and other amounts required in such territory or jurisdiction in respect of the execution of any transaction through GWPM's platform. The execution of any transaction through GWPM's platform will be deemed to constitute a representation and warranty of Client to GWPM that such local laws and regulations have been complied with. If Client has any doubt in this respect, it should seek advice from its legal advisors or other professionals before opening an account and starting trading.

11. Client should be aware that no return is guaranteed. In addition, GWPM is not responsible for any claims or guarantees made by GWPM, its employees and/or associates.

Client Agreement

GWPM agrees to carry one or more accounts for Client and provide services to Client in respect of the trading of OTCGOLD (as defined in the Notice to Clients above) by or through GWPM for Client's account(s). Client agrees as follows:

1. Terms and headings

The term "GWPM" shall be deemed to include Goldenway Precious Metals Limited, its divisions, successors and assigns; the term "Client" shall mean the party entering into this Agreement. If Client is an individual, Client shall include Client himself/herself, its executors and estate administrators; if Client is a limited liability company, Client shall include such company and its successors; if Client is a partnership, Client shall include its partners, executors and estate administrators when Client's account remains effective.

The term "Agreement" shall include all other agreements and authorizations entered into by Client in respect of the opening, maintenance and operation of its account(s) with GWPM; including, without limitation, any right given to GWPM under this Agreement, the Risk Disclosure Statement, the Notice to Clients and the Account Application, etc. The paragraph headings hereof are inserted for the convenience of reference only and are not meant to limit the applicability or affect the meaning of any paragraph or provision hereof.

2. Binding effect

This Agreement (including the Risk Disclosure Statement, the Notice to Clients and this Agreement and the Account Application) shall remain effective, and shall cover all accounts of Client opened or reopened with GWPM at any time regardless of any personnel change of GWPM or its successors or assigns. In case of any merger, consolidation or other variation, this Agreement including all authorizations shall inure to the benefit of GWPM and its successors and assigns, and shall be binding upon Client and/or its legatees, trustees, administrators, legal representatives, successors and assigns.

3. Acceptance

This Agreement shall be deemed to be accepted by GWPM or become a binding contract between Client and GWPM only when Client's Account Application has been confirmed and approved by GWPM.

4. High-risk investment

Except the standard disclosures contained herein, Client shall be aware that margin-based OTCGOLD trading is one of the riskiest investment instruments in financial markets and is suitable for sophisticated investors and institutions only. An account opened with GWPM allows Client to trade in precious metals at a very high leverage ratio (up to 100 times Client's account equity or as amended by GWPM from time to time or otherwise stipulated by the applicable regulations). Client shall consider the risks it can tolerate carefully before opening an account or starting OTCGOLD trading, and realize that the funds used for speculation are purely risk capital. Client warrants and represents that even a serious loss in OTCGOLD trading will not affect its present/future lifestyle and financial condition.

If Client has never utilized any high-risk investment instrument in the past, it needs to study knowledge on OTCGOLD trading and seek professional advice before formal trading. Client must realize that OTCGOLD trading involves potential profits and losses, and that it may sustain a loss in excess of the amount of its initial margin if the market becomes adverse. During OTCGOLD trading, Client must acknowledge that the funds it invests in trading are purely risk capital, the loss of which will not affect its present/future lifestyle and financial condition.

5. Risk acknowledgement

Client acknowledges that investment in leveraged and leveraged transactions is speculative, involves a high level of risk, and is suitable for persons who can afford any risk of loss in excess of their margin deposits only. Client understands that since a low margin is usually required in OTCGOLD trading, there is a relatively higher leverage ratio, and price changes in OTCGOLD may lead to substantial losses that may exceed Client's investment and margin deposits. Client shall make clear the nature and level of risk of relevant transactions before opening an account or starting trading. Client warrants that it is willing and able, financially and otherwise, to assume all risks of OTCGOLD trading. Client agrees to hold GWPM harmless from losses incurred by following trading recommendations or suggestions of GWPM or its employees or representatives. Client is aware that there is no guarantee of freedom from loss or profit in OTCGOLD trading. Client acknowledges that it has not received such guarantees from GWPM or any of its employees, representatives or any other entity with which Client deals and has not entered into this Agreement in reliance upon any of such guarantees.

6. Exchange rate fluctuation risk

GWPM's trading account must be in US dollars or any other currency approved by GWPM from time to time. If Client makes any deposit or withdrawal in any other currency than the US dollar:

i. Any profit or loss arising from a fluctuation in the exchange rate shall be borne solely by Client;

ii. Client agrees that GWPM may make any currency exchange in the manner and at the time at its sole discretion in order to give effect to any action or step taken hereunder.

7. Client representations and warranties

Client represents and warrants that:

i. Client is of sound mind, legal age and legal competence;

ii. No person other than Client and/or its joint account holder has an interest in Client's account(s);

iii. Client hereby warrants that regardless of any subsequent award to the contrary, save as subparagraph (i) above, Client has sufficient investment experience, risk tolerance and financial affordability to trade in OTCGOLD;

iv. Client is now not an employee of any exchange, company in which any exchange owns most of the capital stock, any member of any exchange and/or company registered on any exchange, or any bank, trust or insurance company, and if Client becomes so employed, it must notify GWPM in writing of such employment immediately;

v. All information provided hereunder is true, correct and complete as of the date hereof and Client is obligated to notify GWPM of any change in such information immediately;

vi. Client has fully observed the local laws and regulations including the acquisition of any governmental or other regulatory approvals that may be needed to observe any other formalities required in such territory or jurisdiction and to pay any applicable taxes, duties and other amounts required in such territory or jurisdiction in respect of the execution of any transaction through this platform. Moreover, the execution of any transaction through this platform shall be deemed to constitute a representation and warranty of Client to GWPM that such local laws and regulations have been complied with. If Client has any doubt in this respect, it should seek professional legal advice; and

vii. Client will not conduct any activity for the purpose of arbitrage or scalping.

8. Authorization of trading

GWPM may take an opposite position to match Client's trading orders partly or wholly and/or transfer such orders to the market. GWPM is authorized to trade in OTCGOLD pursuant to Client's oral, written or computer instructions for Client's account(s) with the counterparty, such as a bank, financial institution or senior participant. Unless instructed by Client to the contrary in writing, GWPM is authorized to execute all orders with such bank, financial institution, senior participant or any other counterparty as GWPM thinks fit. GWPM shall have the right to rely upon any oral or written communication or instruction received from Client, including Client's employees, partners or legal principals ("Authorized Persons"), as long as GWPM receives no notice from Client that such Authorized Persons have not been authorized. Client agrees that such Authorized Persons may, acting on its behalf, supply GWPM with all data, information, instructions and authorizations needed by GWPM to perform its services hereunder.

Client authorizes GWPM to rely and act upon any instruction, authorization or information received from an Authorized Person by any means, including transmission by electronic means or any facsimiled document approved by Client. Therefore, Client agrees that: (i) GWPM is authorized to execute instructions without enquiring into the validity thereof, which shall be deemed instructions given by the Authorized Persons; (ii) In no case GWPM shall verify the validity of instructions or signatures in any particular case; and (iii) Client will bear the risk of all unapproved instructions given by any of its representatives, employees or Authorized Persons, and indemnify GWPM against all losses, costs, fees, damages, expenses, claims or demands, etc. suffered or incurred by GWPM, provided GWPM has acted in good faith and without negligence. Client also warrants that it shall make no claim for liability or damages against GWPM, and that GWPM will not suffer losses from any of the above cases, relating to or arising from GWPM acting upon, delaying in acting upon or refusing to act upon any instruction or information provided to GWPM by Client, including improper, unauthorized, false or fraudulent instructions given by any of Client's employees, agents or representatives, even if such instructions were not authorized by Client.

GWPM has the right to limit the number of total transactions for each order of Client. GWPM reserves the right to limit the amount and/or total number of positions acquired or held by Client. GWPM will execute all orders accepted by it as instructed by Client given over a computer or recording phone. GWPM has the right to refuse any order.

9. Governmental, counterparty institution and inter-banking system rules

All transactions hereunder shall be governed by the constitution, bylaws, rules, regulations, customs, usage, rulings and interpretations of the counterparty institution or any other interbank market (and its clearing agency, if any) where such transactions are executed and by all applicable laws and regulations of Hong Kong. If any statute is enacted or any rule or regulation adopted by any government agency hereafter and affects or conflicts with any provision hereof, the provision so affected shall be deemed amended or replaced by the applicable provisions of such statute, rule or regulation, and the remaining provisions hereof and the provision so amended shall remain in full effect. Client agrees that all transactions hereunder are subject to the aforesaid regulatory requirements. Client shall have no separate contractual right in connection with any of the above requirements.

10. Liquidation of accounts and payment of deficits

In the event that:

i. Client becomes dead, insane or judicially declared of incompetence;

ii. A petition in bankruptcy or for the appointment of a receiver is filed, or any insolvency, liquidation or similar proceeding is instituted against Client;

iii. Any property of Client is taken over by an appointed receiver or anyone of a similar title, or is seized or enforced against;

iv. There is insufficient margin in Client's account(s), regardless of prevailing market quotations;

v. Client fails to supply GWPM with any information requested pursuant hereto (e.g., identification document); or

vi. Any other situation or change arises in which GWPM should take protective actions.

GWPM may take one or more of the following actions at its sole discretion: (1) satisfying any liability of Client to GWPM out of Client's funds or property in its custody or control; (2) selling or buying any precious metal position held for Client in Client's account; and (3) cancelling any or all outstanding orders, or any other commitments made in Client's name. Any of the above actions may be taken without demand for margin or additional margin, and without prior notice of trading to Client or its personal representatives, successors, trustees or assigns, whether the ownership interest involved shall be owned solely by Client or not. Any sale or purchase hereunder may be made at GWPM's discretion with any interbank or other exchange market where such business is usually transacted, and GWPM may purchase the same wholly or partly without any limit in right of redemption. Client shall be liable for the payment of any of its liabilities upon request by GWPM at any time. Client shall be responsible for any deficiency in its account(s) in case of closing thereof in whole or in part by GWPM or Client. If the funds realized under this authorization are insufficient to pay all liabilities of Client to GWPM, Client shall pay the deficit and all unpaid liabilities, together with interest thereon, and all costs of collection, including attorney's fees, witness fees, etc. immediately. If GWPM incurs expenses other than for the collection of deficits in connection with any of the account(s) of Client, Client agrees to pay such expenses. GWPM also reserves the right of further investigation. Afterwards, GWPM may at its sole discretion consolidate any accounts being held in Client's name and apply any surplus to set off any debit balance between such accounts.

11. Consent to cross trading

Client hereby acknowledges and agrees that a situation may arise where an officer, director, affiliate, associate, employee, bank, bank employee or dealer related to GWPM, or GWPM itself, may be the opposing broker or principal for a transaction effected for Client's account. Client hereby agrees to such transaction, subject to any possible limitations and conditions contained in the rules or regulations of any bank, institution, exchange or board of trade that executes such trading orders, and those imposed by any other regulatory authority.

12. Margin, deposits and withdrawals

Client shall provide to and maintain with GWPM a margin in such amount as determined by GWPM from time to time. Client is aware and agrees that GWPM has the exclusive right of determination, and may change such amount at any time at its sole discretion based upon market conditions.

Such amount may be greater or less than those required by a peer. Client agrees to deposit such additional margin as required by GWPM in the manner required by GWPM and will meet all margin requirements in such mode of transmission as designated by GWPM immediately. Client shall bear all charges incurred during deposit, including bank commission, exchange rate differences and all other relevant expenses. Client may be unable to use the deposit immediately as the margin required for any new position or additional margin. Client may suffer a loss from forced closing for not meeting the margin requirement, and such loss may be greater than its initial margin, namely all funds in its account. GWPM may close Client's account forcibly at any time in accordance herewith and any failure by GWPM to enforce this right shall not be regarded as a waiver by GWPM to enforce this thereafter. No previous margin requirement by GWPM shall preclude it from increasing such requirement without notice. Client has the right to inform GWPM to withdraw a specified amount from the cash balance at any time. Client agrees to bear all charges incurred during remittance or transfer, including bank commission, exchange rate differences and all other relevant expenses. Client is fully aware that some time is required for GWPM and the relevant bank to process Client's withdrawal, and Client may be unable to receive the withdrawal instantly. Client agrees to hold GWPM harmless from all liabilities resulting from the untimely execution of its withdrawal request. Once such request is confirmed, GWPM shall deduct the amount from Client's account balance immediately.

Client must ensure that all current bank accounts designated by it belong to Client itself, and GWPM accepts no third party deposit or withdrawal.

13. Charges

Client shall pay such brokerage, commission and special service and all other charges (including, without limitation, premiums and discounts, statement charges, idle account charges, order cancellation charges, account transfer charges and other charges), fees (including, without limitation, fees imposed by any interbank agency, bank, contract market or other regulatory or self-regulatory organization) arising from GWPM's services provided hereunder. GWPM may charge its commission, charges and/or fees without notice. Client agrees to pay the interest on its amounts due to GWPM to GWPM. All such charges shall be paid by Client upon incurrence, or as GWPM may determine at its sole discretion, and Client hereby authorizes GWPM to withdraw the amount of any such charges from its account(s). Client agrees to pay a transfer fee determined by GWPM if it instructs GWPM to transfer any open position, fund and/or property from its account to another institution. GWPM acknowledges that all prices quoted to Client are free from premiums and discounts.

14. Communications

Reports, statements, notices and other communications may be sent to Client via the e-mail address or domicile on Client's Account Application, or to such other e-mail address or domicile as Client may notify GWPM in writing (Hong Kong Client) or online (Mainland China/Overseas Client) from time to time. All communications so sent, whether by mail, e-mail or otherwise, shall be deemed sent by GWPM when deposited with the relevant postal office or received by a transmitting agency, and deemed delivered to Client personally, whether it is actually received by Client or not.

15. E-mail acknowledgement

Client acknowledges that it is obligated to notify GWPM of any change in its e-mail address immediately.

16. Address acknowledgement

Client acknowledges that it is obligated to notify GWPM of any change in its domicile or mailing address immediately.

17. Confirmation of electronic transmissions and account statements

Client agrees that its account information and trading confirmations may be provided on the GWPM platform. Client may access its account information via the GWPM platform or using its personal online account. GWPM will post all of Client's account activities and Client will be able to generate daily, monthly reports of account activities and a report of each closed transaction. Publication of account information on Client's online account shall be deemed submission of trading confirmation and account statements. At any time, account information shall include trading confirmations with numbers, trading prices, occupied margin, available amount of margin, profit and loss statements, as well as all positions and pending order instructions.

18. Statements and confirmation

Confirmation reports of orders (e.g., daily and monthly statements) and statements of accounts of Client shall be deemed correct, and final and binding upon Client if not objected to in writing within two (2) days after delivery to Client via the GWPM platform or otherwise. Margin calls shall be final and binding unless objected to immediately in writing. In lieu of sending trading confirmations by mail, GWPM will provide Client with Internet access to view Client's account at any time with an Internet login. Client's written objections shall be directed to GWPM at the latest office address indicated on GWPM's website, return receipt requested. Failure to object shall be deemed approval of all actions taken by GWPM before Client's receipt of such reports. Client's failure to receive a trading confirmation shall not relieve it from the obligation to object as mentioned above. Once an order or transaction is executed, and a confirmation thereof is issued, only Client is obligated to review and record all orders and positions held in such accounts. See Article 17 "Consent to electronic transmission of confirmations and account statements" for more information.

19. Termination

This Agreement shall remain in effect until termination, and may be terminated by Client at any time when Client has no open OTCGOLD position(s) and no liabilities to GWPM upon actual receipt by GWPM of the written notice of termination, or at any time by GWPM upon delivery of the written notice of termination to Client, effective from the closing of business on the day the notice is sent. Such termination shall not affect any transaction previously entered into and shall not relieve either Party from any obligation hereunder nor shall it relieve Client from the obligation to repay any liability.

20. Amendment

Client agrees that GWPM may amend, cancel or replace any provision hereof or add any new provision hereto from time to time at its discretion. GWPM will notify Client of such amendment or change by publishing the same on its corporate website. Client shall review such terms and conditions for any amendment regularly and agrees to be bound by the same.

21. Information

Client agrees that: (i) any market information provided by GWPM or any of its employees to Client does not constitute an investment proposal, an offer to purchase or sell any OTCGOLD contract or a solicitation to purchase or sell any OTCGOLD position; (ii) although such information is derived from a data source deemed reliable by GWPM, it may be based completely on the personal opinion of a certain employee, so such information is not necessarily complete and may even be unconfirmed; and (iii) GWPM neither makes any warranty nor assumes any liability for the accuracy or completeness of any information provided to Client.

22. No guarantee of profits or limited losses

Client acknowledges that it has entered into no separate agreement with any GWPM employee or third party concerning the trading in its GWPM account, including, without limitation, any agreement to guarantee profits or limit losses in its account. Client agrees that it is obligated to notify GWPM of any agreement of this type immediately in writing. Client also agrees that any representation made by anyone concerning Client's account that differs from any statement received from GWPM must be brought to the attention of GWPM in writing.

23. GWPM's responsibilities

GWPM shall not be responsible for any delay in the transmission of orders due to a failure of transmission or communication facilities, electrical power outage or any other cause beyond GWPM's control or anticipation. GWPM shall only be liable for any action directly attributable to negligence, willful default or fraud on its own part. GWPM shall not be liable for losses arising from any default of any third party.

24. Indemnification

Client agrees to indemnify and hold GWPM harmless from and against any

and all liabilities, losses, damages, costs and expenses, including attorney's fees, incurred by GWPM arising from Client's failure to fully and timely perform its commitments herein or failure any of the representations and warranties to be true and correct. Client also agrees to pay immediately to GWPM all damages, costs and expenses, including attorney's fees, incurred by GWPM in the enforcement of any provision hereof. Further, GWPM shall not be held liable and is relieved from any claim or loss so incurred if such claim or loss is caused by (i) Client's conduct: Any action or omission to act on the part of Client or Authorized Persons; (ii) forged signature: forged or unauthorized signatures on any document in respect of Client's account or this Agreement; (iii) failures: system failure, equipment failure, system interruption or inoperability on the part of Client or GWPM; (iv) delays: delays, failures or errors in GWPM's execution of any instruction; and (v) information: Inaccurate or incomplete instructions received from Client.

25. Financial condition

Client represents and warrants that it is financially sound, has considered the risks of OTCGOLD trading very carefully before trading, and is aware of the portion of its existing property that can be used as the risk capital. Client warrants and represents that any loss arising from OTCGOLD trading would not, in any way, change its lifestyle. Client agrees to immediately inform GWPM if its financial condition changes in such a way to reduce its risk capital.

26. Credit standing

Client authorizes GWPM or its employees in GWPM's name to investigate Client's credit standing and to contact such banks, financial institutions and credit agencies as GWPM thinks fit to verify Client information. Client further authorizes GWPM to investigate its present and past investment activities. In addition, GWPM shall, based on Client's credit standing, have the right to ask Client to provide required evidence (including, without limitation, recent tax returns and vouchers of interest income) in order to review Client's trading limit and/or approve any application for increased trading limit submitted by it from time to time.

27. Authorization to transfer funds

Client hereby agrees that GWPM may apply and transfer from Client's account to any other account of Client held with GWPM or any other approved financial institution or its associates at any time based on the judgment of GWPM and its employees.

28. Collateral agreement

All funds, currencies and other property of Client which GWPM carries for Client or in its possession or control or carried on its books for any purpose at any time, including safekeeping, shall be held by GWPM as security and subject to a general lien and right of setoff for liabilities of Client to GWPM, regardless of the number of accounts Client may have with GWPM. GWPM may apply and/or transfer all funds, currencies or other property of Client between any of Client's accounts at its sole discretion at any time without notice to Client. Client also authorizes GWPM to pledge, re-pledge, invest or loan any property of Client held by GWPM as margin or security, either separately or with the property of other Clients, to itself or to others. This authorization applies to all accounts GWPM opens and holds for Client, and shall remain effective until Client discharges all liabilities or GWPM issues a cancellation notice.

29. Assignment of rights

GWPM may assign all or any part of its rights and obligations hereunder to any person without the prior consent or approval of Client.

30. Waiver or amendment

No provision hereof may be waived or amended unless such waiver or amendment is made in writing and signed by both Client and an authorized person of GWPM. No waiver or amendment hereof may be implied from any course of dealing between the Parties or from any failure by GWPM to assert its rights hereunder in any case. No oral agreement or instruction shall be recognized or executed.

31. Settlement date and rollovers

All precious metal positions will be indicated in Client's account in US dollars on the trade date and settled within 48 hours. The settlement currency is the US dollar. The resulting position will automatically roll over for an additional 48-hour period unless (i) Client gives satisfactory instructions for delivery subject to GWPM's usual and customary charges and re-delivery fees; or (ii) Client enters an order that is accepted by GWPM at its sole discretion to offset the precious metal position. Client shall provide GWPM with acceptable re-delivery or offset instructions by noon of the business day before the settlement date of the precious metal position. In the absence of timely instructions from Client, GWPM is authorized to roll over the currency position in the GWPM account(s) for Client's account(s) at its sole discretion and at Client's risk. Client's account(s) shall receive interest upon rollover of the precious metal position.

32. Recordings

Client agrees that GWPM shall have the right to use a recording program as the conclusive evidence of any recorded instructions or communications. Client further agrees that either Party may use such recordings and transcripts thereof as evidence in respect of any dispute or proceeding that involves Client or GWPM. Client is aware and agrees that GWPM may delete such recordings regularly pursuant to its established business procedures.

33. Personal data privacy policy

The GWPM Personal Data Privacy Policy is intended to protect Client's rights under the Personal Data (Privacy) Ordinance. When using Client's data to provide the best possible services, GWPM will also pay great attention to arrangements for use of Client's data. GWPM will attempt to comply fully with the personal data protection requirements in accordance with the Personal Data (Privacy) Ordinance of the Hong Kong Special Administrative Region. For this purpose, GWPM will cause its employees to observe the strictest security and confidentiality standards stipulated by the Ordinance.

i) All personal data collected by GWPM is intended for use by GWPM in its business operations and other relevant activities only;

ii) GWPM works hard to ensure that its websites are secure and that industry standards are met. GWPM also uses other safeguards such as firewalls, authentication systems (e.g. passwords and personal identification numbers) and access control mechanisms to control unauthorized access to systems and data;

iii) GWPM will store Client's personal data confidentially and protect the same from embezzlement, and GWPM's employees will also respect Client's privacy and will never disclose any data to any unauthorized person;

iv) Client may review and modify its personal data stored by GWPM from time to time;

v) Client agrees that GWPM will disclose all of its data (and other information) to regulatory authorities and other government agencies in accordance with any ordinance or regulation of regulatory authorities;

vi) Client agrees that GWPM will disclose all of its data to Payment Gateways as an identity proof, in accordance with any ordinance and regulations of Online Payment Systems;

vii) GWPM may set and access GWPM cookies on Client's computer, enabling it to learn which advertisements and promotions bring users to its website. GWPM or any of its divisions may use cookies in respect of GWPM's products and services and to track Client's activities on its websites. Such information that GWPM collects and shares would be anonymous and not personally identifiable;

viii) Client agrees that when providing services to it, GWPM may authorize some companies not affiliated thereto to use Client's personal data, including companies under contract to perform services on GWPM's behalf, such as those preparing and mailing monthly statements, or software companies processing maintenance and development processing. These companies acting on GWPM's behalf are required to keep personal information confidential.

GWPM will do its best to ensure that Client's personal data collected by it is stored properly in its storage system, and only authorized employees or companies performing services on GWPM's behalf can have access to such data. However, due to the open and global nature of the Internet, GWPM

may be unable to protect and keep confidential Client's personal data from intentional third party interference. In case of browse of any Web page run by any third party via any Web page of GWPM, Client's personal data shall not be protected by the GWPM Personal Data Privacy Policy.

34. Consent to jurisdiction and venue

Any dispute, controversy or claim arising herefrom or in connection herewith, or the termination or invalidation hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules at the date any such arbitration commences at the sole option and discretion of GWPM. The appointing authority shall be the Hong Kong International Arbitration Centre ("HKIAC"). There shall be only one arbitrator and the venue for arbitration shall be Hong Kong. Such arbitration shall be administered by HKIAC in accordance with HKIAC arbitration procedures in force at the date such arbitration commences. The arbitral proceedings shall be conducted in English.

35. Arbitration agreement

By agreeing to this arbitration clause, Client (i) waives its rights to sue against GWPM in any court of law, including the right of jury trial; and (2) agrees to be bound by arbitration of any claim or counterclaim that Client or GWPM may submit to arbitration hereunder. Even if Client elects not to be bound by this arbitration clause, it may also open an account with GWPM.

36. Governing law and jurisdiction

This Agreement, and the rights and obligations of the Parties hereto, shall be governed by, construed and enforced in accordance with the laws of the Hong Kong Special Administrative Region, without giving effect to any conflict of laws that may interfere with or prevent the application of this provision.

This Agreement together with the Account Application and the attachments hereto constitutes the whole and entire Agreement in connection with the subject hereof. This Agreement replaces all prior written and/oral agreements signed by the Parties relating to the subject matter hereof – leveraged OTCGOLD trading.

If there is any inconsistency between the Chinese and English versions of this Agreement, the Chinese version shall apply and prevail.

Client's Signature:

Client's Name:

Date:

Goldenway Authorized Signature(s):

Goldenway's Chop:

Date:

Sep 2011 version